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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 2003 (except Note 12, as to which the date is October 21, 2003) in the Registration Statement and related Prospectus of Corgentech Inc. for the registration of shares of its common stock.

/S/ ERNST & YOUNG LLP

Palo Alto, California
December 3, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS